Sub-Item 77D:  Policies with Respect to Security Investments

Proposals regarding changes in the investment policies of the Fund were approved by the Board of Directors and are subject to shareholder approval.  Proposals 2, 3 and 4 of the Proxy Statement were previously filed on Schedule 14A on November 19, 2009, and are incorporated herein by reference.